                                                                    EXHIBIT 10.1

                                                                        CONTRACT



                                                                   DM MANAGEMENT
                                                        TILTON OPERATIONS CENTER

CONTRACT
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                               TABLE OF CONTENTS
                               -----------------

Article      Title
-------      -----
1.           CONTRACT DOCUMENTS
2.           CONTRACT PRICE
3.           TERMS OF PAYMENT
4.           INSURANCE AND BOND
5.           COMPLIANCE WITH LAWS AND REGULATIONS
6.           LIMITATION OF LIABILITY
7.           INDEMNITY
8.           PATENTS / COPYRIGHT INDEMNITY
9.           LIENS
10.          PURCHASER'S RIGHT TO TERMINATE CONTRACT
11.          DCS' RIGHT TO STOP WORK OR TERMINATE CONTRACT
12.          CHANGES IN THE WORK
13.          NON-DISCLOSURE
14.          SOFTWARE LICENSE
15.          FIRMWARE, LADDER DIAGRAM PROGRAMMING AND THIRD-PARTY SOFTWARE
16.          SCHEDULE
17.          FORCE MAJEURE
18.          DELAYS
19.          ITEMS PROVIDED BY PURCHASER
20.          SHIPPING
21.          INSTALLATION
22.          SYSTEM ACCEPTANCE TEST
23.          SYSTEM WARRANTY / LIMITED WARRANTY
24.          EQUIPMENT WARRANTY / LIMITED WARRANTY
25.          PURCHASER FURNISHED OR SPECIFIED ITEMS
26.          SPARE PARTS PROVISIONING
27.          ASSIGNMENT
28.          AGREEMENT NOT TO HIRE
29.          GOVERNING LAW
30.          HEADINGS

EXHIBIT A    CONTRACT PRICE SUMMARY
EXHIBIT B    PROJECT SCHEDULE, DATED 4/1/98
EXHIBIT C    INSURANCE CERTIFICATE
EXHIBIT D    REFERENCED LETTERS AND FAXES
EXHIBIT E    EQUIPMENT LIST, DATED 4/1/98
EXHIBIT F    FUNCTIONAL DESIGN DOCUMENT, DATED 4/8/98


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DM Management                      Page -1-             Tilton Operations Center
April 1, 1998                                               DCS Project #98-7227
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THIS CONTRACT ("the Agreement") is entered into this 1st day of April, 1998, between DM MANAGEMENT COMPANY, a Delaware corporation ("PURCHASER"), and
DESIGNED CONVEYOR SYSTEMS, INC., a Tennessee corporation with offices at 1805 Williamson Court, Brentwood, Tennessee 37027 ("DCS").

For and in consideration of the premises, and other good and valuable consideration, PURCHASER and DCS (collectively, the "Parties" and individually, the "Party") covenant and agree as follows:

ARTICLE 1   CONTRACT DOCUMENTS

A. The contract between the parties hereto shall consist of the Agreement including the following documents (hereinafter called "Contract Documents"), which Contract Documents are incorporated herein by reference as if set forth word for word:


     1.     DCS Proposal #P-98-7227, dated January 14, 1998.

     2.     Conveyor Performance Requirements, by KSA, dated December 1997.

            2a. Letter from KB Marshall to Ken Wood, dated December 19, 1997, which modifies the package flow rate requirements of the system.

            2b. Fax from KB Marshall to Ken Wood, dated January 7, 1998, which modifies the mezzanine height and conveyor support requirements.

            2c. Fax from KB Marshall to Ken Wood, dated January 18, 1998, which clarifies the mezzanine surface as plywood (not concrete).

     3. DM Management Control Systems Requirements Definition, by KSA, dated December 1997.

     In the event of any conflict between the terms of this document and the terms set forth in the DCS Proposal, the terms set forth in this document shall be controlling.

B. This Agreement sets forth the terms and conditions governing this transaction.

C. DCS agrees to fully perform all work set forth in this Agreement including the work set forth in the Contract Documents and changes made pursuant to this Agreement (the "Work") in a timely and workmanlike manner.

ARTICLE 2   CONTRACT PRICE


A. The contract price for DCS' performance of the Work (the "Contract Price") is as defined in the Contract Documents Exhibit A - Contract Price Summary, payable in accordance with this Agreement, and assumes that DCS will be able to proceed on a continuous uninterrupted schedule and that PURCHASER will provide the items defined in ARTICLE 19 in a time frame that will permit DCS to complete the Work.

     The Contract Price shall include any design or equipment modifications or equipment needed to implement recommendations documented by H.K. Systems.

     In addition to the Contract Price, PURCHASER shall pay to DCS, when invoiced, the following:

     1. Any additional cost agreed to in writing by Purchaser, including profit, for changes made by PURCHASER or its representatives after the Agreement date. Profit on any additions or deletions from the contract price will be calculated by taking the cost of the change and dividing by 0.85 (15% profit) for all items except those purchased from the controls subcontractor. Items purchased from the controls subcontractor will be calculated by taking the cost to DCS

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            and dividing by 0.90 (10% profit). DCS will credit against the
            Contract Price any reduced costs and profit resulting from such changes.

     2. The costs of any Performance, Payment or Surety Bonds PURCHASER requires DCS to furnish.

     3. Cost of any Federal, State or local sales, use or similar taxes on material, equipment or services to be supplied to PURCHASER pursuant to the terms of this Agreement for which DCS must collect and pay, unless PURCHASER furnishes valid tax exemption certificates, which are accepted by the taxing authority, on a timely basis.

ARTICLE 3   TERMS OF PAYMENT

A.   Payment shall be made to DCS as follows:

     1. Twenty percent (20%) of the Contract Price shall be paid upon signing the Agreement.

     2. Twenty percent (20%) of the Contract Price shall be paid on July 1 (or the start of installation if sooner than July 1), provided the Approval Drawings, the Functional Design Document, and the Acceptance Test Plan have been submitted to and approved by PURCHASER.

     3. Forty percent (40%) of the Contract Price shall be paid on August 1 (or thirty days after the start of installation if installation starts sooner than July 1), provided the installation is progressing in a manner acceptable to PURCHASER and all equipment has been delivered to the site.

     4. Fifteen percent (15%) of the Contract Price shall be paid upon the successful completion (sign-off) of the stand-alone Conveyor System Acceptance Test.

     5. The remaining five percent (5%) of the Contract Price shall be due upon successful completion of the System Integration Testing (operation under the control of the Warehouse Management System). Payment shall be due and payable within ten (10) days after System Integration Testing has been successfully completed. Provided DCS's obligations for System Integration Testing have been met, final payment will be made not later than December 31, 1998.

B. Invoices not paid within thirty (30) days from the date of receipt of invoice shall bear annual interest at two percent (2%) over the then current composite U.S. Commercial Bank Prime Rate as reported in The Wall Street Journal, for each day late.

C. Adjustments for approved change orders will be made on each invoice so that the percentage of the contract value remaining unpaid after the invoice will be based on the change-adjusted Contract Price.

D. In the event that DCS is responsible for PURCHASER's inability to utilize the system or portions thereof, DCS will pay PURCHASER liquidated damages as outlined in the following table. These liquidated damages are PURCHASER's sole remedy for any delays resulting from DCS's work.

     Receiving, Stocking and Returns (100, 200, 300, 500, 600 Series Conveyors):
     October 15, 1998
     Pick, Pack, and Ship (100, 200, 300, 400, 500, 600, 700 Series Conveyors):
     November 15, 1998

     If DCS is responsible for these functions not being available on the dates shown, DCS will pay PURCHASER liquidated damages in the amount of $1,500 per day, up to a maximum of 1% of the Contract Price.

     If the Site Availability Date extends beyond July 1, 1998 or if there are any delays in the work that are outside DCS's reasonable control, the damages dates will be extended as described in ARTICLE 18.

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ARTICLE 4   INSURANCE AND BOND

A. DCS will show evidence of insurance as follows, and agrees that such insurance shall be maintained until the Work is completed.

     1. Statutory Workman's Compensation Insurance, including Employer's Liability Insurance with per occurrence coverage of at least $500,000.

     2.     Umbrella liability coverage for $3,000,000 per occurrence.

     3. Comprehensive General Liability Insurance, including Contractor's Protective and Completed Operations, covering bodily injury and property damage with a combined single limit of $1,000,000.

     4. Comprehensive Automobile Personal Injury Liability and Property damage Liability Insurance covering owned and non-owned vehicles with a combined single limit of $1,000,000.

B. DCS will furnish to PURCHASER Certificates of Insurance evidencing the above coverages, with PURCHASER named as additional loss payee under such insurance, which shall provide that said coverages will not be canceled without thirty (30) days prior written notice to PURCHASER. The Certificates of Insurance shall provide that the insurer waives its rights of subrogation against PURCHASER as respects work performed by DCS under contract with PURCHASER. This waiver shall not apply to injury or damage arising out of the PURCHASER's sole negligence.

C. PURCHASER shall maintain Fire, Extended Coverage (including without limitation) Theft, Vandalism and Malicious Mischief Property Damage Insurance upon the system and on all structures, machinery, equipment and supplies existing or being erected on the property of PURCHASER which are or will be incorporated into the Work in such amounts as PURCHASER shall reasonably determine and DCS its subcontractors and materialmen, shall be named as an additional loss payee under such insurance. PURCHASER shall either, at PURCHASER's option, provide similar insurance for the perils of flood and earthquake or assume the risk of such perils on the same terms and conditions.

D. PURCHASER waives its right of recovery against DCS, its subcontractors and materialmen, for any losses, including loss of use, to its existing plant or other property at the erection site resulting from fire, lightning, extended coverage perils, earthquakes, flood, vandalism and malicious mischief property damage, except to the extent that such losses are caused by DCS or its subcontractors or materialmen.

E. DCS' price is based on the insurance coverage in the types and limits noted in ARTICLE 4-A and C above. In the event PURCHASER requires additional types or higher limits of insurance per Article 4-A, or does not furnish insurance coverage for perils per ARTICLE 4-C, thus requiring DCS to furnish Builder's (ALL) Risk Coverage to protect against such perils, DCS shall furnish same and be reimbursed by PURCHASER for such additional insurance cost.


ARTICLE 5   COMPLIANCE WITH LAWS AND REGULATIONS

A. DCS agrees to comply with all Federal, State, and local laws and regulations that are applicable to the Work, as such are written and adjudicated on the date of this Agreement.

B. DCS warrants that the Work, including the products, construction and design supplied by DCS will comply with the Occupational Safety and Health Act of 1970 as written and adjudicated on the date of the Agreement. DCS shall not be liable for any failure to so comply which results from the improper use or maintenance of the equipment, from alterations of the equipment by persons other than DCS, its

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     subcontractors or agents, from absence of equipment or accessories that DCS has indicated to PURCHASER in writing are required to comply with OSHA but that are nevertheless omitted at PURCHASER's direction, from design or instructions furnished by PURCHASER or his agents after the date hereof and not approved by DCS, or from violations caused solely by combining DCS's equipment or system(s) with any equipment or system(s) furnished by others, including PURCHASER, except as contemplated by this Agreement, including Contract Documents, or approved by DCS after the date hereof.

C. DCS' liability is limited to modification or replacement of the equipment furnished or at PURCHASER's option, return of the non-conforming equipment and refund of the cost of the non-conforming equipment.


ARTICLE 6   LIMITATION OF LIABILITY

In no event shall either party be liable to the other for any lost profits, or other incidental or consequential damages with respect to the work irrespective of the theory upon which any claim may be based, including without limitation, breach of contract, failure of consideration, breach of warranty, tort, or otherwise.

ARTICLE 7   INDEMNITY

A. DCS expressly acknowledges it shall defend, indemnify and hold harmless PURCHASER, its agents and employees, from any and all third party claims, suits, losses, liabilities and expenses including reasonable attorneys' fees, provided that any such claim, suit, loss, or expense is attributable to bodily injury, sickness, disease or death, or injury to property (excluding loss of use thereof), which results from: (a) negligence of DCS or its agents, employees or subcontractors, or (b) a defect in the design, material or workmanship of the Work, including equipment, software and system provided by DCS hereunder, or any portion thereof.

B. PURCHASER expressly acknowledges it shall defend, indemnify and hold harmless DCS from any and all third party claims attributable to bodily injury, sickness, disease or death, or injury of property (excluding loss of use thereof) which results from (a) PURCHASER's failure to abide by the instructions contained in operation and maintenance manuals, safety literature and training classes furnished by DCS or; (b) unauthorized modifications to the system including use or combination of the Software Materials with non-DCS programs, data or equipment, or use of other than a current unaltered version of the Software Material except as contemplated by this Agreement, including Contract Documents, or approved by DCS after the date hereof.

ARTICLE 8   PATENTS / COPYRIGHT INDEMNITY


A. DCS will defend, indemnify and hold harmless PURCHASER, its agents and employees from any and all third party claims, suits, losses, liabilities and expenses including reasonable attorneys' fees relating to any alleged infringement of any trade secret, and United States patent, any copyright or other intellectual property right of any DCS subcontractor arising out of the sale or use, in the form supplied by DCS, of equipment and software materials provided under this Agreement and used within the scope of Articles 14 or 15.

B. DCS will assume no liability with respect to equipment or software neither supplied under this Agreement nor specified by DCS.

C. PURCHASER will hold DCS harmless against any liability for infringement of any trade secret or United States patent or copyright involving PURCHASER's unauthorized use or combination of the software materials with non-DCS programs, data, or equipment not furnished hereunder or otherwise provided by DCS.

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D.   The party assuming liability shall be notified promptly of any assertion of infringement and shall have the absolute control of the defense thereto, including the right to settle, defend against legal action, or make changes in the work to avoid infringement, provided that after any such changes the specifications for any replaced item and for the system as a whole continue to be met.

ARTICLE 9   LIENS

DCS shall defend and hold PURCHASER harmless from any mechanic's or materialmen's or other liens asserted against PURCHASER's property which are based upon DCS's nonpayment of any of its obligations or otherwise arise out of the performance of the work. In the event that such a lien is filed, DCS shall immediately procure the discharge thereof at its own cost and expense.

ARTICLE 10  PURCHASER'S RIGHT TO TERMINATE CONTRACT

PURCHASER shall have the right to terminate the Agreement for the following specific reasons:

A. Either actual or anticipated insolvency, bankruptcy reorganization, liquidation, or assignment for the benefit of creditors of DCS.

B. Failure of DCS to comply with material provisions of the Agreement, unless DCS begins correcting such failure within seven (7) calendar days after receipt of written notification and corrects such failure within 90 days. In the event PURCHASER elects to terminate DCS' performance and have the remaining Work completed by others, PURCHASER may procure upon such commercially reasonable terms and in such manner as PURCHASER may deem appropriate, equipment and services similar to those terminated, and DCS shall be liable to PURCHASER for any reasonable excess costs for such similar equipment or services, provided that DCS' liability to PURCHASER shall not exceed the Contract Price less the actual cost of equipment and services provided.

C. For PURCHASER's convenience, but in such event DCS shall be compensated for all work performed and costs incurred and profit at the rates described in
     ARTICLE 2, paragraph A1, provided that such charges shall not be greater than 100% of the Contract Price.

D. If this Agreement is terminated as provided in Article 10, PURCHASER, in addition to other rights provided in this Agreement, may require DCS to transfer title and deliver to PURCHASER, in a manner and to the extent directed by PURCHASER, any equipment, components and software materials, and such materials, parts, tools, dies, jigs, fixtures, plans, drawings, information and contract rights, or other manufacturing materials, as DCS has specifically produced or specifically acquired for the performance of this Agreement; in such event, DCS shall, upon direction of PURCHASER, protect and preserve property in possession of DCS in which PURCHASER has an interest. Payment for such equipment, components and other property delivered to and accepted by PURCHASER shall be at the price specified in this Agreement. Payment for any manufacturing materials delivered to and accepted by PURCHASER and for the protection and preservation of property shall be in an amount agreed upon by DCS and PURCHASER.

ARTICLE 11  DCS'S RIGHT TO STOP WORK OR TERMINATE CONTRACT


DCS shall have the right to terminate the Agreement before payment of the final installment of the Contract Price for the following specific reasons:

A. Either actual or anticipated insolvency, bankruptcy, reorganization, liquidation, or assignment for the benefit of creditors of PURCHASER.

B. Failure of PURCHASER to comply with material provisions of the Agreement, unless PURCHASER corrects such failure within a reasonable period of time after written notification; or if PURCHASER fails

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     to pay DCS any sum not in dispute when due and such failure continues for a period of seven (7) calendar days after receipt of written notice respecting such failure is given by DCS to PURCHASER.

C. If PURCHASER suspends or delays DCS' performance for a period of sixty (60) days, then DCS may stop work and terminate this Agreement and recover from PURCHASER the value of the Work performed, which shall include all costs and profit at the rates described in ARTICLE 2, paragraph A1, provided that such charges shall not be greater than 105% of the Contract Price.

ARTICLE 12   CHANGES IN WORK

A. PURCHASER may make changes in the general scope of the Work, including drawings, designs, specifications, method of shipment, schedule, or place of delivery, require additional Work or direct the omission of Work or require the working of overtime. If such change causes an increase or decrease in the cost of, or the time required for, the performance of the Work, an equitable adjustment to reflect this shall be made and the Agreement shall be modified accordingly.

B. Alternatively, the parties authorized representatives may verbally agree (which shall be confirmed in writing within 5 days) that DCS should commence work on a scope of Work change prior to the issuance of a change order, in which event DCS will be paid for Work performed under the change ordered on the basis of actual costs incurred plus profit (at the rates described in ARTICLE 2, paragraph A1) and the delivery schedule shall be adjusted commensurate with the time required to perform the change.

C. DCS shall not be authorized or required to proceed with any change without PURCHASER'S prior written approval.

D.   Payment terms for changes in Work shall be per the terms as outlined in
     Article 3.

ARTICLE 13   NON-DISCLOSURE

A. All technical and other information furnished by PURCHASER shall be used by DCS, its employees, and agents only for the purpose of performing the Work. Such technical and other information shall not be disclosed to a third party, except to subcontractors and suppliers as necessary for work performance, without PURCHASER's written consent. Title to and ownership of all such technical and other information shall remain with the PURCHASER. DCS agrees to require its employees, agents, subcontractors and suppliers to be familiar with the non-disclosure requirements and to observe same.

B. All technical information, including software materials, furnished by DCS during the performance of the Work will be solely for the PURCHASER's use in operating and maintaining the system provided by DCS. Such technical information shall not be disclosed to a third party without DCS' prior written consent. Title to and ownership of all such technical data shall remain with DCS. PURCHASER agrees to require its employees to be familiar with the non-disclosure requirements and to observe same.

C. PURCHASER and DCS further agree to maintain all business information furnished in connection with this Agreement confidential and not to disclose such information without the prior written consent of the other.

D. These obligations of limited use and non-disclosure shall not apply to the extent that such information:

     1.   Is generally known to companies in the disclosing party's business;

     2. Is lawfully obtained by the receiving party without restriction on disclosure;

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     3.   Is known to the receiving party prior to receipt from the disclosing party without restriction on disclosure;

     4. Is independently developed by the receiving party without use of information provided by the disclosing party; or

     5. Is required to be disclosed by the receiving party pursuant to law or regulation.

ARTICLE 14   SOFTWARE LICENSE

A. Pyramid Control Systems (DCS's subcontractor) grants to PURCHASER a non-assignable, nonexclusive, non-transferable, perpetual license to use software materials at a single, specific site location. This license covers multiple CPU's within the building, as well as one CPU located outside the building whose purpose is to remotely maintain the system. In the event that PURCHASER sells the system to another company for use in the existing building, the software license will be assigned and transferred to the new owner provided that DCS is notified in writing within thirty (30) days of the transfer. Or, if PURCHASER or any permitted transferee moves the system to another facility for use by PURCHASER or any permitted transferee, the license will transfer to the new facility provided that the software is not in use at any previous facility and that DCS is notified in writing within thirty (30) days of the transfer. Software materials include the Pyramid-developed system software, including object code and executable code, and system operations documentation.

B. PURCHASER may copy the software materials in whole or in part for its internal use for the purpose of maintenance trouble shooting and modification. Furthermore, PURCHASER agrees to maintain records of the number and location of all such copies. The original and all copies shall remain the property of Pyramid Control Systems. PURCHASER agrees to reproduce and incorporate Pyramid's proprietary notices in/on the Software Materials.

C. Neither party may terminate this software license at any time without mutual consent.

D.  Pyramid warrants that the system provided is Year-2000 compliant.

E. During the warranty period, and for the period of time afterward that PURCHASER maintains or initiates a software service contract with Pyramid, Pyramid agrees to support the system in a manner acceptable to PURCHASER, which is generally defined as responding to service requests within the following timeframes:
     . Critical (system is down, unable to process packages from packing to shipping, or system unable to properly communicate to or from PkMS): 2 hours
     . Major (problem allows goods to be packed and shipped, but causes significant operational work-around): 6 hours
     . Routine (problem causes an annoyance, however it does not impact operations): 72 hours
     . Changes (changes requested that are outside the scope of this contract): to be mutually agreed upon.

     Pager support is available for after hours support, however pages are not always delivered at the time they are sent (examples would include the person being on an airplane or in an area that is not covered by the nationwide services subscribed to by Pyramid). For that reason, Pyramid will deliver to PURCHASER, prior to system acceptance, a list of contacts, pager numbers, and phone numbers to use in the event of a Critical or Major problem. It will be PURCHASER's responsibility to page or call appropriate contacts within Pyramid until a response is confirmed, up to one call for each number on the list.

     Provided that PURCHASER uses the paging and phone procedure outlined in the previous paragraph, if Pyramid fails to support the software as defined earlier in this section, PURCHASER will notify

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     Pyramid (and copy DCS) in writing of the nature of the service deficiency.
     If PURCHASER is not currently on a service contract at that time, PURCHASER agrees to start a minimum 12-month service contract that will commence at the time the letter is sent. Pyramid will then be "on probation" for a period of three months, at which time all reasonable calls for service must be responded to within the agreed-upon timeframes. During the probation period, if Pyramid fails to provide the agreed upon service level two times without providing reasonable explanation, the Pyramid-developed source code utilized on this project will be delivered to PURCHASER for their sole use at a single facility.

     Pyramid will use their best efforts to support the system and PURCHASER will use their best efforts to maintain the system and troubleshoot problems. If it is found that a majority of service calls are the result of poor maintenance or problems that could have reasonably been diagnosed and corrected by PURCHASER's personnel, then PURCHASER will use fair judgement when deciding whether to place Pyramid on probation.

F. Fees for the different service contract options will be at the following rates through 1999, which include up to five hours per month of phone support.
     .    $550 per month for 8:00 am to midnight, weekdays (non holiday)
     .    $670 per month for 24 hours per day, weekdays (non holiday)
     . $780 per month for 24 hours per day, 7 days per week, 365 days per year

     If a service contract is purchased and in effect, hourly rates for support will be $78 per hour (business hours) or $95 per hour (after hours) through 1999. Service contract monthly and hourly rates will escalate at an annual rate equal to the percentage increase in the Revised CPI for all U.S. Urban Consumers.

     If a service contract is not purchased or in effect, software support is available after the warranty period for $95 per hour (business hours) or $135 per hour (after hours) through 1999. These rates will escalate at a rate not more than an annual rate equal to the percentage increase in the Revised CPI for all U.S. Urban Consumers.

G. The Pyramid-developed source code utilized on this project will be placed in escrow. If Pyramid goes out of business or for any other reason decides to stop support of the system, Pyramid will notify DCS in writing of such decision. DCS will then take ownership of the source code and will provide a copy at no charge to PURCHASER for their internal use in support of this system.

DCS represents and warrants that it has the authority to grant the license set forth in this Article 14 on behalf of Pyramid Control Systems and agrees to cause Pyramid Control Systems to execute a written confirmation of such license grant if requested by PURCHASER.

ARTICLE 15  FIRMWARE, LADDER DIAGRAM PROGRAMMING AND THIRD-PARTY SOFTWARE

A. All firmware, ladder diagram programming and documentation developed or furnished by DCS and its subcontractors under the Agreement is provided to PURCHASER under a license granted for use on a single system and may be modified or copied only for internal use for the purpose of maintenance, trouble shooting and modification. PURCHASER shall not provide or otherwise make any portion in any form available to any third party without the prior written approval of DCS.

B. DCS will obtain the right to use third party-supplied software furnished by DCS, which may be necessary for the development and operation of the system. This software and its license Agreement will, in accordance with DCS' Agreement with supplier(s), be transferred to the PURCHASER upon system acceptance or at an appropriate time agreed by PURCHASER and DCS.

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ARTICLE 16   SCHEDULE

The Work is to be performed in accordance with the schedule reflected in Exhibit C, except as modified pursuant to ARTICLES 11, 12, 17 and 18.

ARTICLE 17   FORCE MAJEURE

Neither DCS nor PURCHASER shall be liable for delays in delivery or inability to perform or complete the Work due to causes beyond its reasonable control or acts of God, acts of the public enemy, civil or military police authorities, strikes, epidemics, war or riot. In the event of such delays, the time of performance shall be extended for a period equal to the time lost by reason of the delay, plus additional time required for rescheduling and implementing a resumption of work. Both parties shall bear their own expenses from the initiation of Force Majeure. This provision shall not relieve DCS or PURCHASER from using reasonable efforts to continue performance whenever such causes are removed. Nothing herein shall be construed as requiring DCS or PURCHASER to accede to any demands of labor, or labor unions, or suppliers or their parties which DCS or PURCHASER consider unacceptable. DCS or PURCHASER shall promptly notify the other party when such delays occur or impending delays are likely to occur and shall continue to advise of changes thereto.

ARTICLE 18  DELAYS

If DCS is delayed and is unable to perform or complete the Work as planned by reason of acts or failures to act which are within the control of PURCHASER, PURCHASER'S representatives or other contractors to PURCHASER, including delay in approval of drawings and furnishings of necessary information or items defined in ARTICLE 19, then the time for performance shall be extended by a period equal to the time lost on account of any such cause, plus additional time required for rescheduling and resumption of the Work, and any increased costs incurred by DCS, plus profit, on account thereof shall be reimbursed by PURCHASER as defined in ARTICLES 2 and 12.

ARTICLE 19  ITEMS PROVIDED BY PURCHASER

PURCHASER shall provide and pay for the services, equipment and/or facilities as outlined in the Scope of Work section of DCS's Proposal.

ARTICLE 20  SHIPPING

Delivery will be provided as described in the Agreement.

ARTICLE 21  INSTALLATION

A. During the entire time of installation, DCS will maintain a competent person at the erection site to superintend and direct the work and will:

     1. Provide necessary erection equipment and personnel to erect and construct the system. The majority of mechanical installers working on the job site will be employed full time by DCS. The electrical installation crew will include at least three installers who are experienced in conveyor systems wiring and are employed full time by DCS, Pyramid Control Systems, or one of DCS's or Pyramid's normal sources for field wiring.

     2. From time to time during the course of erection, cleanup and remove from the immediate premises any waste material and debris resulting from the work hereunder, and deposit it at an agreed location on PURCHASER's premises for further disposal by PURCHASER.

B. In the course of performance hereof, DCS may employ the service of qualified subcontractors to the extent permitted by the Conveyor Performance Requirements identified in Article 1-A-2. DCS shall

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     cause any subcontractor used to install the system to enter into agreements requiring it to comply with the terms and conditions of this Agreement. DCS shall be fully responsible for all performance by its subcontractors, and the delegation of any obligation hereunder shall not relieve DCS of its primary obligation to PURCHASER. If PURCHASER reasonably objects to any of DCS's non-union subcontractors, DCS will endeavor to replace the subcontractor with another. Any additional cost (plus profit) or delays associated with the substitution will be the responsibility of PURCHASER.

C. Upon completion, DCS shall remove its equipment and surplus material from the erection site.

ARTICLE 22  SYSTEM ACCEPTANCE TEST AND INTEGRATION TESTING

A. PURCHASER shall furnish at its expense sufficient operating personnel, equipment, supervision, material specified to be handled, power and other utilities and facilities so that the system operation may be demonstrated without delay. If PURCHASER fails to do so and as a result the System Acceptance Testing is not completed within 10 working days or the Integration Testing is not complete by December 31, 1998, the System shall be deemed complete for purposes of determining when payment(s) shall be due, as provided in ARTICLE 3.

B.   Testing will be performed in two phases.

     1. Upon completion of the Installation and Debug, DCS will demonstrate that the System operates as defined in the Agreement, approved drawings and design documents. This test is referred to as the System Acceptance Test. The System Acceptance Test shall be developed by DCS and shall be subject to the approval of PURCHASER. Upon successful completion of the System Acceptance Test, PURCHASER will sign an acceptance notice and the Mechanical and Firmware portions of the Work shall be deemed accepted by PURCHASER, the warranty period will commence, and the System Acceptance Test milestone payment will be due.

          If the Test is not successfully completed, PURCHASER will provide written notice that details the location and nature of the failure. Absence of minor items of work or material, not adversely affecting the successful completion of the System Acceptance Test shall not be cause to delay acceptance, but DCS will remain responsible for completing items. These items will be completed prior to PURCHASER's releasing the final payment.

     2. Integration of the Conveyor System and WMS will occur after the successful completion of the System Acceptance Test. DCS's responsibility during the Integration Period will consist of assuring that the conveyor system is properly able to communicate to and accept communication from the WMS, as well as properly execute commands at the direction of the WMS. This test is referred to as the Integration Test. The Integration Test shall be developed by KSA. Upon successful completion of communication and function testing, PURCHASER will sign an acceptance notice and the Software portion of the Work shall be deemed accepted by PURCHASER and the final payment will be due.

          If the Integration Test is not successfully completed, PURCHASER will provide written notice that details the nature of the failure. DCS will correct and, at the option of PURCHASER, either retest the failed items or rerun the Integration Test prior to PURCHASER's acceptance of the Software.

C. If, after a reasonable effort, DCS cannot successfully complete the System Integration Test, a mutually agreeable settlement shall be made with PURCHASER in accordance with ARTICLE 23-B.

ARTICLE 23  SYSTEM WARRANTY/LIMITED WARRANTY

A. DCS warrants that the System furnished will operate as defined in the Agreement, approval drawings

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     and design documents, including any performance requirements which are a part of the Agreement, and will be adequate for the purposes stated herein if: (1) Properly operated and maintained; (2) the materials to be handled are of the type, size, shape, weight and other characteristics described in the Agreement and in a condition to be handled; (3) the attributes and characteristics of all data and information to be processed are as contemplated by the Agreement; (4) operating conditions and methods are as contemplated by the Agreement.

B. This warranty shall apply for the same period as the Equipment Warranty set forth in ARTICLE 24, and is subject to the same notice requirements. If any performance deficiency covered by this warranty is found in the system, DCS will be responsible for repairing, adjusting, modifying, replacing or adding to the system equipment. If DCS cannot correct a deficiency in performance after reasonable effort, it shall make an equitable adjustment with PURCHASER based upon the performance actually achieved. It is agreed that any equitable adjustment made hereunder shall not exceed the Contract Price, and shall be PURCHASER's sole remedy in the event DCS cannot correct the performance deficiency.

C. This is a warranty of specified system performance and not a maintenance undertaking. If a deficiency in performance is occasioned by the failure of individual parts or system components, DCS's responsibility shall be governed by the Equipment Warranty set forth in ARTICLE 24, unless it is found that the part or component was not reasonably suited for the particular system application, and failed for that reason.

D. DCS shall not be liable for any operational or performance deficiency which results, in whole or in part, from (1) any modifications to the system by persons other than DCS, its subcontractors or agents; (2) absence of equipment, accessories or features that DCS has indicated to PURCHASER in writing are required for the system to operate properly but that are nevertheless omitted at PURCHASER's direction; (3) design or instructions furnished by PURCHASER after the date hereof and not approved by DCS; or
     (4) except as contemplated by this Agreement, including the Contract Documents, combining DCS' equipment or system(s) after System Acceptance with any equipment or system(s) furnished by others, including PURCHASER, without prior written consent of DCS.

E.   DCS shall be given reasonable access to make warranty repairs.

ARTICLE 24 EQUIPMENT WARRANTY/LIMITED WARRANTY

A. DCS warrants that items supplied by DCS will conform to the Agreement, shall be suitable for the intended use, and shall be free of defects in design, material and workmanship at the time of acceptance of the work and for the periods defined below.

     1. All parts supplied by HK Systems for the original system installation will be warranted for a period of two years from the date of the equipment's shipment to the site. On site support to repair defective parts will be available for one year from the date of System Acceptance.

     2. All other parts supplied for the original system installation will be warranted for a period of one year from the date of System Acceptance.

B. THERE ARE NO WARRANTIES WITH RESPECT TO THE EQUIPMENT, EXCEPT OF TITLE AND NON-INFRINGEMENT, EXPRESSED OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE.

C. DCS' liability for breach of warranty or otherwise is limited to the following actions:

     1. Structural members: Defective of non-conforming structural members will be repaired or


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          replaced by DCS at PURCHASER's site.

     2. Items of DCS' design or manufacture: Defective components will be repaired or replaced at PURCHASER's site.

     3. Defective material or workmanship for computer hardware, peripherals, software developed by third parties or other items not designed or manufactured by DCS, which are incorporated into the system, shall be repaired or replaced when same are returned to DCS or a location designated by DCS, F.O.B. PURCHASER's Site.

     4. Pyramid Control Systems and DCS-developed software: Pyramid Control Systems and DCS developed software is warranted to perform in accordance with the mutually approved Software Functional Design Specification. DCS' liability for defects is limited to the correction of demonstrable defects that are defined and documented by the PURCHASER.

     5. DCS-developed firmware: DCS' liability for defects is limited to the correction of demonstrable defects that are defined and documented by PURCHASER.

D. DCS shall be relieved of any obligations under the foregoing warranty as to any items which: (1) Have not been properly maintained or are not maintained to the current support level in accordance with DCS' and manufacturer's recommended procedures and written instructions; (2) have not been operated in accordance with DCS' or manufacturer's recommended procedures and written instructions; (3) have been modified by persons other than DCS, its subcontractors or agents (except when prior approval has been granted by DCS); (4) differ from the operating conditions and methods contemplated by the Agreement.

E.   DCS shall be given access to make warranty repairs.

F. PURCHASER shall notify DCS in writing of all warranty claims, defining the nature and extent of the defect.

G. DCS shall not be required to provide labor for minor repairs that PURCHASER estimates will require less than four (4) man-hours of repair time and are within the technical expertise of PURCHASER. Repairs of a recurrent and/or habitual nature shall be considered the responsibility of DCS, even though individual occurrences may be less than four (4) man hours to repair. DCS further agrees to repair or replace at DCS's cost any property, equipment or fixtures DCS may affect or disturb in making repairs.

H. DCS shall assign and transfer to PURCHASER all transferable warranties provided to DCS by the manufacturers or suppliers of equipment, machinery and other components used in the System.

ARTICLE 25 PURCHASER FURNISHED OR SPECIFIED ITEMS

If PURCHASER furnishes and requests DCS to use certain items in or in conjunction with the system, the PURCHASER shall be solely responsible for its/their sufficiency to accomplish their intended functions such as performance, reliability and adequacy.

ARTICLE 26 SPARE PARTS PROVISIONING

Spare parts for the System will be procured by PURCHASER and made available to DCS during the system start-up and acceptance testing phases of the project. DCS will provide a recommended spare parts list to PURCHASER to facilitate procurement of the spare parts. In the event DCS utilizes any of the PURCHASER's spare parts, DCS will replace that part at DCS' expense within ten
(10) working days for stock parts non-stock parts will be replaced as quickly as the manufacturer can provide the component.


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ARTICLE 27 ASSIGNMENT

Neither party shall assign the Agreement without the prior written consent of the other party, except that PURCHASER may, upon notice to DCS and without additional obligation, assign this Agreement, and all rights and licenses granted hereunder, to an affiliate of PURCHASER or to any person or entity that succeeds to that portion of the business of PURCHASER with which the System is used. If the parties agree to an assignment, then such assignment shall be governed by these terms and conditions.

ARTICLE 28 AGREEMENT NOT TO HIRE

Through completion of the warranty period, neither party shall initiate the hiring of any of the other party's employees without the prior consent of the other party.

ARTICLE 29 GOVERNING LAW

The laws governing the interpretation and jurisdiction of the Agreement shall be the laws of the State of New Hampshire.

ARTICLE 30 HEADINGS

The headings of the ARTICLES used in the Agreement are included for convenience only and are not to be used in interpreting the Agreement.


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IN WITNESS WHEREOF, the parties have caused this Contract to be executed on the day and year first above written, and do each hereby warrant and represent that their respective signatories have been and are on the date of this Contract duly authorized by all necessary and appropriate corporate action to execute this Agreement.


DM MANAGEMENT COMPANY                           DESIGNED CONVEYOR SYSTEMS, INC.


By:/s/ KEVIN E. BURNS                           By:/s/ KENNETH E.B. WOOD
   ------------------------                            ----------------------

DATED 4/9/98                                    DATED 4/9/98

Print Name: KEVIN E. BURNS                      Print Name: KENNETH E.B. WOOD
            ---------------                                 -----------------

Title: SVD/GM                                   Title: VICE PRESIDENT
       --------------------                            ----------------------



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EXHIBIT A  CONTRACT PRICE SUMMARY

Engineering & Project Management.....................................   $253,847
Mechanical Equipment.................................................  2,141,040
Mechanical Installation..............................................    801,860
Air Piping...........................................................    128,235
Freight..............................................................     97,832
Controls.............................................................    577,781
Field Wiring.........................................................    582,342
Outbound Control System (OCS)........................................    133,118

TOTAL CONTRACT PRICE................................................. $4,716,055

Pricing is based on the Contract Documents and the following drawings (included in Contract Binder):

 .    Drawing MCL1000, Rev. I
 .    Drawing MCL1001, Rev. I
 .    Drawing MCL1002, Rev. I
 .    Drawing MCL1003, Rev. I
 .    Drawing MCL1004, Rev. I
 .    Drawing MCL1005, Rev. I
 .    Auto Bag Sorter Concept Sketch, dated 4/1/98


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DM Management                    Exhibits              Tilton Operations Center
April 1, 1998                                          DCS Project #98-7227